Exhibit 99.1

CVB Financial Corp.

701 N Haven Avenue, Suite 350

Ontario, CA 91764

909.980.4030

Press Release

For Immediate Release

CVB Financial Corp. Christopher D. Myers President and Chief Executive Officer (909) 980-4030	Valley Commerce Bancorp Allan W. Stone President and Chief Executive Officer (559) 429-7502

CVB Financial Corp. and Valley Commerce Bancorp Announce Amended Merger Agreement

Ontario, CA and Visalia, CA, December 20, 2016 - CVB Financial Corp. (NASDAQ: CVBF) and Valley Commerce Bancorp (OTC PINK: VCBP) announced today that they have amended the merger agreement, pursuant to which CVB Financial Corp. (“CVBF”) will acquire Valley Commerce Bancorp (“VCBP”) the holding company for Valley Business Bank.

Pursuant to the amendment, the aggregate number of shares of CVB Financial common stock that VCBP’s shareholders may receive in the merger is fixed at 1,942,673, but is now subject to a pricing collar requiring the aggregate merger consideration to have a value of not less than approximately $50.6 million and not more than approximately $62.2 million depending on the average closing price of CVB Financial’s common stock prior to the closing of the merger and subject to adjustment for VCBP’s merger-related transaction expenses.

In particular, the amendment provides that if the weighted average closing price of CVB’s common stock before the merger is $20.00 or greater, the aggregate number of shares of CVB common stock that VCBP holders will receive will be reduced so that the aggregate merger consideration will not exceed $62.2 million. Similarly, the amendment provides that if the average closing price of CVB common stock is less than $14.00, then CVB, in its discretion, will either increase the number of shares of CVB common stock included in the aggregate stock consideration, increase the cash included in the aggregate cash consideration, or some combination of these so that the aggregate merger consideration is not less than $50.6 million. In each case, the aggregate merger consideration is subject to further adjustment based for VCBP’s merger-related transaction expenses.

The amendment also, among other items, allows CVB to terminate the merger agreement in the event its average closing price is less than $11.00 and removes, as a condition to closing, the requirement that VCBP’s transaction related expenses not exceed certain thresholds.

The parties continue to expect the merger to close during the first quarter of 2017.

About CVB Financial Corp.

CVB Financial Corp. is the holding company for Citizens Business Bank. CVBF is the ninth largest bank holding company headquartered in California with assets of approximately $8.0 billion at September 30, 2016. CVBF recently earned the ranking of “Best Bank in America” according to Forbes’ America’s Best Banks 2016. Citizens Business Bank has 42 Business Financial Centers, eight Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.

About Valley Commerce Bancorp

Valley Commerce Bancorp was formed in 2002 to serve as the holding company and sole shareholder of Valley Business Bank. Valley Business Bank is a California state-chartered commercial bank that commenced operations in 1996. The Bank offers a full range of commercial banking services and maintains its headquarters and two branch offices in Tulare County and one branch in Fresno County. The bank is a member of the FDIC, an SBA Preferred Lender, and a CDARS depository institution. Valley Business Bank provides exceptional service to local businesses, through the participation of successful business persons with a strong understanding of the local market.

Valley Commerce Bancorp stock is traded on the OTC Pink under the ticker symbol “VCBP.”

Safe Harbor

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to CVBF’s current expectations regarding the proposed transaction, its business plans and expectations and its future financial position and operating results. Words such as “expects”, “will likely result”, “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will” and variations of these words and similar expressions help to identify these forward looking statements, which involve risks and uncertainties. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to: CVBF’s ability to realize cost savings within expected time frames or at all; whether governmental approvals for the proposed transaction will be obtained within expected time frames or ever; whether the conditions to the closing of the proposed transaction, including approval by VCBP shareholders, are satisfied; local, regional, national and international economic and market conditions and events and the impact they may have on CVBF, CVBF’s customers, assets, and liabilities; changes in CVBF or VCBP’s organization, management, compensation and benefit plans, and the ability of CVBF and VCBP to retain or expand their respective management teams and/or boards of directors; CVBF’s success at managing the risks involved in the foregoing items and all other factors set forth in CVBF’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2015, and particularly the discussion of risk factors within that document. CVFB does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Statement about future operating results, such as those concerning accretion and dilution to CVBF’s earnings or shareholders are for illustrative purposes only, are not forecasts and actual results may differ.

Additional Information About the Proposed Transaction and Where to Find It

In connection with the proposed acquisition transaction, CVBF has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of VCBP and a Prospectus of CVBF, as well as other relevant documents concerning the proposed transaction. The final proxy statement/prospectus will be distributed to the shareholders of VCBP in connection with their vote on the proposed transaction.

SHAREHOLDERS OF VCBP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents CVBF filed with the SEC may be obtained free of charge at the SEC’s website, http://www.sec.gov, at the investor relations portion of CVBF’s website, https://www.cbbank.com, by contacting Myrna DiSanto, Investor Relations, CVB Financial Corp, 701 N Haven Avenue, Ontario, CA 91764 or by telephone at (909) 980-4030 or by contacting Allan W. Stone, President & Chief Executive Officer, Valley Commerce Bancorp, 701 West Main Street, Visalia, CA 93291 or by telephone at (559) 622-9000.

CVBF and VCBP and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of VCBP in connection with the merger. Information about the directors and executive officers of CVBF and their ownership of CVBF common stock is set forth in CVBF’s proxy statement filed with the SEC on April 4, 2016. Information about the directors and executive officers of VCBP will be set forth in the Proxy Statement/Prospectus regarding the proposed transaction. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.